EXHIBIT 21

                              List of Subsidiaries

BankFirst Corporation  (Tennessee)
     BankFirst (Tennessee Banking Corporation)
          Curtis Mortgage Company, Inc. (Tennessee)
          Eastern Life Insurance Company  (Tennessee)